UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(A) of

the Securities Exchange Act Of 1934

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Momentive Global Inc.

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Momentive Global Inc.

The potential impact on your options, restricted stock units and restricted stock upon closing of the proposed acquisition of Momentive Global Inc. (“Momentive”) by an investor consortium led by Symphony Technology Group (“STG”).

Important Notice

•	This presentation is for general informational purposes only and STG or Momentive is not offering tax planning or tax advice.

•	This summary is not intended to be exhaustive and does not discuss the tax consequences specific to where you live.

•	Please consult your tax advisor regarding your unique tax situation.

Overview of the Proposed Merger

•	Status

•	Mercury Bidco LLC and Mercury Merger Sub, Inc. (entities formed by an investor consortium led by STG) and Momentive signed a merger agreement on March 13, 2023.

•	The merger is not complete until it closes.

•	You will receive additional information in the weeks and months ahead regarding your equity awards.

•	In the merger, each outstanding share of Momentive common stock is being converted into the right to receive $9.46 in cash.

Definitions: Types of Equity Awards

•

Stock Options: A stock option is a contract between you and Momentive, giving you the right to purchase a specified number of shares at a fixed price during a specified period of time, subject to you satisfying vesting criteria and other relevant terms and conditions.

•	In-the-Money Stock Options are stock options that have an exercise price below $9.46,

•	Out-of-the-Money Stock Options are stock options that have an exercise price equal to or above $9.46.

•

Restricted Stock Units (RSUs): RSUs are the right to receive shares of common stock in the future, subject to you satisfying vesting criteria and other relevant terms and conditions. Unlike stock options, RSUs do not have an exercise price. Upon vesting, you receive shares of common stock.

•	Restricted Stock: Restricted stock are issued shares of common stock that are subject to vesting and will be forfeited to Momentive if they don’t vest. Upon vesting, you own the shares outright.

Treatment of Shares of Common Stock Received Upon Vesting of RSUs and Restricted Stock.

•

All outstanding shares of Momentive common stock you hold (including shares received upon the vesting of RSUs and restricted stock) will be canceled and converted into the right to receive a cash payment (without interest) equal to the per share consideration payable to other Momentive stockholders and you will be subject to the same terms and conditions that apply to other Momentive stockholders.

Treatment of Vested In-the-Money Stock Options

•

All outstanding vested in-the-money stock options will be canceled and converted into the right to receive a cash payment (without interest) equal to the per share price of $9.46 less the exercise price of your award , multiplied by the total number of shares subject to your outstanding vested in-the-money stock options.

Treatment of Unvested In-the-Money Stock Options, RSUs and Restricted Stock

•

All outstanding unvested in-the-money stock options, RSUs and restricted stock will be converted into the contingent right to receive a cash amount (without interest) equal to the per share price of $9.46 less the exercise price of your award (for options), multiplied by the total number of shares subject to your outstanding unvested awards (a “converted cash award”).

•

Your converted cash award will continue to be subject to the same vesting schedule and conditions as applied to your equity award before the merger, including continued employment for vesting. On each vesting date, you will be entitled to receive a cash amount equal to $9.46 multiplied by the number of RSUs that would have vested, less applicable withholding taxes.

•	Your converted cash award will be forfeited if the vesting terms and conditions are not satisfied.

•	Any unvested portion of your converted cash award will be forfeited upon your termination of employment or service.

Treatment of Out-of-the Money Stock Options

•	If the exercise price of your options (whether vested or unvested) is equal to or greater than the per share price of $9.46, your options will be canceled for no payment or other consideration.

Payment of Cash Amounts

•

Shares received upon vesting of RSUs or restricted stock: You will receive a cash payment equal to the per share consideration payable to other Momentive stockholders for the Momentive shares you hold at the same time and on the same terms as other Momentive stockholders.

•

Vested In-the-Money Options: You will receive your cash payment, less applicable tax withholding, no later than the first or second regularly scheduled payroll date following the closing of the merger (depending on the closing date).

•

Converted Cash Awards: Any portion of a converted cash award that vests after the closing will be paid to you, less applicable tax withholding, no later than the first regularly scheduled payroll date following the vesting date, and in all cases, no later than December 31 of the year in which vesting occurred.

Exercise of Vested Options Before the Merger

•

Prior to the merger, you may exercise any vested and exercisable Momentive options you hold in accordance with the terms of your option agreement, the equity plan and any Momentive policies that apply to you (including trading windows and insider trading policies).

•	To exercise your Momentive options prior to the merger, you must pay the exercise price for the shares, plus any tax withholding. Afterwards, you will become an owner of Momentive shares.
•

Upon the closing of the merger, you will receive the per share consideration payable to other Momentive stockholders for the Momentive shares you hold and will be subject to the same terms and conditions that apply to other Momentive stockholders.

U.S. Tax Consideration

•	If you receive any cash payment in or after the merger for your equity awards (whether vested or unvested), you will recognize ordinary income.

•	For U.S. employees, this income generally will constitute wages and therefore will be subject to the collection of applicable U.S. federal and state income and employment tax withholdings.

•	Please consult your tax advisor to discuss your unique tax situation.

ESPP

•	Prior to the closing of the merger, our ESPP will continue on with its current terms.

•

Shortly before the merger closes, outstanding offering periods will terminate and accumulated contributions will be used for a final purchase. Additional details will be provided as we get closer to closing.

Additional Information and Where to Find It

Momentive, its directors and certain executive officers are participants in the solicitation of proxies from stockholders in connection with the pending acquisition of Momentive (the “Transaction”). Momentive plans to file a proxy statement (the “Transaction Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies to approve the Transaction. Additional information regarding such participants, including their direct or indirect interests, by security holdings or otherwise, will be included in the Transaction Proxy Statement and other relevant documents to be filed with the SEC in connection with the Transaction. Information relating to the foregoing can also be found in Momentive’s definitive proxy statement for its 2022 Annual Meeting of Stockholders (the “2022 Proxy Statement”), which was filed with the SEC on April 25, 2022. To the extent that holdings of Momentive’s securities have changed since the amounts printed in the 2022 Proxy Statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Promptly after filing the definitive Transaction Proxy Statement with the SEC, Momentive will mail the definitive Transaction Proxy Statement and a WHITE proxy card to each stockholder entitled to vote at the special meeting to consider the Transaction. STOCKHOLDERS ARE URGED TO READ THE TRANSACTION PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT MOMENTIVE WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain, free of charge, the preliminary and definitive versions of the Transaction Proxy Statement, any amendments or supplements thereto, and any other relevant documents filed by Momentive with the SEC in connection with the Transaction at the SEC’s website (http://www.sec.gov). Copies of Momentive’s definitive Transaction Proxy Statement, any amendments or supplements thereto, and any other relevant documents filed by Momentive with the SEC in connection with the Transaction will also be available, free of charge, at Momentive’s investor relations website at investor.momentive.ai.

Forward-Looking Statements

This communication contains forward-looking statements that involve risks and uncertainties, including statements regarding: the Transaction, including the expected timing of the closing of the Transaction; considerations taken into account by Momentive’s Board of Directors in approving the Transaction; and expectations for Momentive following the closing of the Transaction. If any of these risks or uncertainties materialize, or if any of Momentive’s assumptions prove incorrect, Momentive’s actual results could differ materially from the results expressed or implied by these forward-looking statements. Additional risks and uncertainties include those associated with: (i) the possibility that the conditions to the closing of the Transaction are not satisfied, including the risk that required approvals from Momentive’s stockholders for the Transaction or required regulatory approvals to consummate the Transaction are not obtained, on a timely basis or at all; (ii) the occurrence of any event, change or other circumstances that could give rise to the right to terminate the Transaction, including in circumstances requiring Momentive to pay a termination fee; (iii) uncertainties as to the timing of the consummation of the Transaction and the ability of each party to consummate the Transaction; (iv) the nature, cost and outcome of any legal proceeding that may be instituted against Momentive and others relating to the Transaction; (v) economic, market, financial, business or geopolitical conditions (including resulting from disruptions to the banking sector, inflationary pressures, rising interest rates, supply chain disruptions, the COVID-19 pandemic, civil unrest or military conflict) or competition, or changes in such conditions, negatively affecting Momentive’s markets, customers, business, operations and financial performance; (vi) the effect of the announcement or pendency of the Transaction on our business relationships, customers, operating results and business generally, including risks related to the diversion of the attention of Momentive management or employees during the pendency of the Transaction; (vii) the amount of the costs, fees, expenses and charges related to the merger agreement or the Transaction; (viii) the risk that our stock price may fluctuate during the pendency of the Transaction and may decline significantly if the Transaction is not completed; (ix) possible disruption related to the Transaction to Momentive’s current plans and operations, including through the loss of customers and employees; and (x) other risks and uncertainties detailed in the periodic reports that Momentive files with the SEC, including Momentive’s Annual Report on Form 10-K filed with the SEC on February 17, 2023, and subsequent filings which may be obtained at Momentive’s investor relations website at investor.momentive.ai. All forward-looking statements in this communication are based on information available to Momentive as of the date of this communication, and Momentive does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.